TENTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT
EFFECTIVE AS OF SEPTEMBER 30, 2021

This tenth amendment (this “Amendment”) to the ETF Distribution Agreement effective as of September 30, 2021 (the “New Agreement”), by and between American Century ETF Trust (the “Fund Company”) and Foreside Fund Services, LLC (the “Distributor”) is entered into as of October 14, 2025 (the “Effective Date”).
WHEREAS, the Fund Company and the Distributor (the “Parties”) desire to amend the New Agreement to reflect the addition of Funds;
WHEREAS, the Fund Company and the Distributor (the “Parties”) desire to amend the New Agreement to reflect the elimination of Funds;
WHEREAS, by its terms, the New Agreement incorporates by reference the terms of the ETF Distribution Agreement effective as December 13, 2017, as amended, by and between the Parties (the “Old Agreement”); and
WHEREAS, Section 8(d) of the Old Agreement requires that all amendments and modifications be in writing and executed by the Parties.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in New Agreement.
2.That Exhibit A of the New Agreement is hereby deleted in its entirety and replaced by the Exhibit A attached hereto which reflects the addition of.
3.Except as expressly set forth herein, all of the provisions of the New Agreement and the Old Agreement shall remain unamended and in full force and effect.
4.This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.
IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed in their names and on their behalf by a duly authorized officer as of the effective date set forth above.

American Century ETF Trust            Foreside Fund Services, LLC

By:    /s/ Patrick Bannigan                By:    /s/ Teresa Cowan
    Patrick Bannigan                    Teresa Cowan
    President                        President

EXHIBIT A
THE FUNDS

American Century California Municipal Bond ETF
American Century Diversified Corporate Bond ETF
American Century Diversified Municipal Bond ETF
American Century Focused Dynamic Growth ETF
American Century Focused Large Cap Value ETF
American Century Large Cap Equity ETF
American Century Large Cap Growth ETF
American Century Mid Cap Growth Impact ETF
American Century Multisector Floating Income ETF
American Century Multisector Income ETF
American Century Quality Diversified International ETF
American Century Select High Yield ETF
American Century Short Duration Strategic Income ETF
American Century Small Cap Growth Insights ETF
American Century Small Cap Value Insights ETF
American Century U.S. Quality Growth ETF
American Century U.S. Quality Value ETF
Avantis All Equity Markets ETF
Avantis All Equity Markets Value ETF
Avantis All International Markets Equity ETF
Avantis All International Markets Value ETF
Avantis Core Fixed Income ETF
Avantis Core Municipal Fixed Income ETF
Avantis Credit ETF
Avantis Emerging Markets Equity ETF
Avantis Emerging Markets ex-China Equity ETF
Avantis Emerging Markets Small Cap Equity ETF
Avantis Emerging Markets Value ETF
Avantis Inflation Focused Equity ETF
Avantis International Equity ETF
Avantis International Large Cap Value ETF
Avantis International Small Cap Equity ETF
Avantis International Small Cap Value ETF
Avantis Moderate Allocation ETF
Avantis Real Estate ETF
Avantis Responsible Emerging Markets Equity ETF
Avantis Responsible International Equity ETF
Avantis Responsible U.S. Equity ETF
Avantis Short-Term Fixed Income ETF
Avantis Total Equity Markets ETF
Avantis U.S. Equity ETF
Avantis U.S. Large Cap Equity ETF
Avantis U.S. Large Cap Value ETF
Avantis U.S. Mid Cap Equity ETF
Avantis U.S. Mid Cap Value ETF
Avantis U.S. Quality ETF

Avantis U.S. Small Cap Equity ETF
Avantis U.S. Small Cap Value ETF